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                                                                  EXHIBIT 10.09a

                                FIRST AMENDMENT
                                       OF
                         KIMMEL AUTOMOTIVE PENSION PLAN

         Kimmel Automotive, Inc. (hereinafter referred to as "Employer"), pursuant to action of its Board of Directors, has adopted the following First Amendment of the Kimmel Automotive Pension Plan, as amended and restated, effective January 1, 1989.


                                   WITNESSETH

         WHEREAS, by the provisions of Article IX of the Plan, the Employer has a right to amend the Plan;

         NOW, THEREFORE, the Plan shall be and it is hereby amended effective January 1, 1989, as follows:


                                  FIRST CHANGE

         Article I, Section 1.07, shall be amended by adding the following paragraph:


                  "In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen
         (19) before the close of the year. If, as a result of the application of such rules the adjusted 401(a)(17) limitation is exceeded, then the
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Kimmel Automotive Pension Plan
First Amendment
Page 2

         limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation."


                                 SECOND CHANGE

         Article I, Section 1.11, shall be amended in its entirety by substituting the following:

                  "1.11 "EARLIEST RETIREMENT DATE" shall mean the later of the date on which the Participant has attained age fifty-five (55) and completed ten (10) Years of Service, but no later than Normal Retirement Date. Effective after 1994, for new Participants and for Participants who had not completed five (5) years of Service by December 31, 1994, fifty-five (55) and ten (10) shall be replaced by sixty-two (62) and twenty (20). 'Early Retirement Date' shall mean the date of the Participant's actual retirement on or after his Earliest Retirement Date, but prior to his Normal Retirement Date. 'Participant' shall refer to either an actively employed Participant or an inactive, vested Participant."

         IN ALL OTHER RESPECTS, Kimmel Automotive Pension Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, the Employer has caused this amendment to be executed by its duly authorized officers.


ATTEST:                                    KIMMEL AUTOMOTIVE, INC.

By  JAMES R. HOUSTON                       By  FRANK R. KIMMEL
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